Exhibit 23(ii)








                               CONSENT OF COUNSEL


                  Messrs. Lane & Waterman hereby consent to the reference to them in the Registration Statement of Lee Enterprises, Incorporated under the caption "Interests of Named Experts and Counsel" and to the filing of their
Exhibit 5, dated June 20, 1996, to the registration statement.


                                                  Sincerely,




                                                  /s/ LANE & WATERMAN


Davenport, Iowa
June 20, 1996